UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2013

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2013, MVP REIT Inc. (“the Company”) announced the acquisition of an approximately 47,501-square-foot office building located at 8930 W. Sunset Road, Las Vegas, Nev. (the “Property”) for $15.0 million as part of an overall $48.6 million purchase agreement. The acquisition of the Property closed on July 31, 2013.

The Property is a three-story building built in 2008 and is 90% occupied by a mix of medical and professional tenants. All tenants are subject to triple net leases, under which the tenant is responsible for the majority of the costs associated with maintaining the building. The lease terms range from 5 years to 10 years.

The Company financed the acquisition through the assumption of approximately $10.8 million in existing debt and the transfer of approximately 473,805 shares of the Company’s common stock to the seller at $8.775 per share.

In addition to the acquisition of the Property, as part of the purchase agreement, the Company has agreed to acquire four additional buildings located in the same office park.  The buildings are located at 8880 West Sunset Road, Las Vegas, Nevada (the “Sunset Property”) which houses the corporate headquarters of the Company, 8905 West Post Road, Las Vegas, Nevada (the “8905 Post Property”), 8945 West Post Road, Las Vegas, Nevada (the “8945 Post Property”) and 8925 West Post Road, Las Vegas, Nevada (the “8925 Post Property”). The purchase price for (i) the Sunset Property is $15.0 million less debt assumed in the approximate amount of $10.2 million, (ii) the 8905 Property is $6.0 less debt assumed in the approximate amount of $3.5 million, (iii) the 8945 Property is $6.2 million less debt assumed in the approximate amount of $3.2 million, and (iv) the 8925 Property is $6.4 million less debt assumed in the approximate amount of $4.0 million. The purchase for the additional four buildings will be paid for with a combination of the Company’s common stock and the assumption of debt.  The purchase of the additional buildings are to the Company’s completion of due diligence and the closing of one building is not dependent upon the closing of any other building.  The closings are scheduled to close after the satisfaction or waiver of all conditions contained in the purchase agreement.

Item 1.02 Termination of a Material Definitive Agreement

On July 31, 2013, the Company terminated the purchase agreement related to the acquisition of the property located at 1236 E. Airport Drive, Ontario, California and the seller retained the $50,000 non-refundable deposit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2013

MVP REIT, INC.

By: __/s/ Dustin Lewis_______________

       Dustin Lewis

       Chief Financial Officer